Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Joint Corp. (the “Company”), for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, John B. Richards, Principal Executive Officer of the Company, and David Orwasher, Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ John B. Richards
John B. Richards
Chief Executive Officer
(Principal Executive Officer)

Dated December 22, 2014

By:	/s/ David Orwasher
David Orwasher
President and Chief Operating Officer
(Principal Financial Officer)

Dated December 22, 2014